                                   The Registrant requests effectiveness of this
                                Registration Statement upon filing in accordance
                                                               with Rule 462(a).

          As filed with the Securities & Exchange Commission on October 11, 1996
                                        Registration No. _______________________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                           _________________________

                         ONLINE SYSTEM SERVICES, INC.
              (Exact name of issuer as specified in its charter)


            Colorado                                    84-1293864
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                           _________________________

                         1800 GLENARM PLACE, SUITE 800
                            DENVER, COLORADO  80202
                                 (303) 296-9200
         (Address and telephone number of principal executive offices)
                           _________________________

                           STOCK OPTION PLAN OF 1995
                            (Full title of the Plan)

                                R. Steven Adams
                          Online System Services, Inc.
                         1800 Glenarm Place, Suite 800
                            Denver, Colorado  80202
                                 (303) 296-9200
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           _________________________

    Approximate date of proposed commencement of sales pursuant to the Plan:
     From time to time after this Registration Statement becomes effective.
                           _________________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================
    Title of         Amount    Proposed maximum    Proposed maximum     Amount of
  securities to      to be      offering price    aggregate offering   registration
  be registered    registered   per share (1)         price (1)          fee (1)
===================================================================================
Common Stock,       700,000         $4.59             $3,213,000        $1,107.93
 no par value
-----------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of Regulation C based upon the price of $4.59, which represents the last sale reported for such stock in the NASDAQ Small Cap Market on October 8, 1996.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission"). The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-28462), are incorporated by reference in this registration statement:

          (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996; and

          (b) The description of the Company's stock contained in the Company's Registration Statement in Form 8-A, as amended, declared effective by the Commission as of May 23, 1996.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Gray, Plant, Mooty, Mooty & Bennett, P.A., Minneapolis, Minnesota. A principal of Gray, Plant, Mooty, Mooty & Bennett, P.A. is the beneficial owner of 40,000 shares of the Common Stock of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article IX of the Company's Articles of Incorporation provides that the Company shall indemnify, to the full extent permitted by Colorado law, any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

     The Company's Articles of Incorporation limit the liability of its directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.


                                   EXHIBITS


4.1  Specimen Form of Common Stock Certificate*

4.2  Reserved

4.3  Stock Option Plan of 1995*

4.4  Form of Incentive Stock Option Agreement for Stock Option Plan of 1995*

4.5  Form of Nonstatutory Stock Option Agreement for Stock Option Plan of 1995*

5.1  Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.

23.1 Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (contained in Exhibit
     5.1 of this Registration Statement).

23.2 Consent of Jones, Jensen & Company

30.1 Powers of Attorney (included on the signature page of this Registration Statement).

____________________
* Incorporated by reference to the same exhibit number included with the Company's Registration Statement filed on Form SB-2, as amended (File No. 333-3282-D).


                                 UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant as discussed above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado on this 9th day of October, 1996.

                                       ONLINE SYSTEM SERVICES, INC.



                                       By /s/ R. Steven Adams
                                         --------------------
                                              R. Steven Adams, President and
                                              Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Steven Adams and Robert M. Geller, and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ R. Steven Adams     President and Director            October 9, 1996
-------------------     (Principal Executive Officer)
R. Steven Adams


/s/ Robert M. Geller    Vice President-Chief              October 9, 1996
--------------------    Financial Officer (Principal)
Robert M. Geller        Financial Officer and Principal
                        Accounting Officer) and
                        Director

/s/ H. Robert Gill      Director                          October 9, 1996
------------------
H. Robert Gill
--------------


/s/ Robert J. Lewis     Director                          October 9, 1996
-------------------
Robert J. Lewis
---------------

/s/ Paul H. Spieker     Director                          October 9, 1996
-------------------
Paul H. Spieker
---------------

                               INDEX TO EXHIBITS
                               -----------------


EXHIBIT                                                    PAGE
-------                                                    ----

  4.1      Specimen Form of Common Stock Certificate*       --

  4.3      Stock Option Plan of 1995*                       --

  4.4      Form of Incentive Stock Option Agreement for     --
           Stock Option Plan of 1995*

  4.5      Form of Nonstatutory Stock Option Agreement      --
           for Stock Option Plan of 1995*

  5.1      Opinion of Gray, Plant, Mooty, Mooty &
           Bennett, P.A.

 23.1      Consent of Gray, Plant, Mooty, Mooty &           --
           Bennett, P.A. (see Exhibit 5.1 to this
           Registration Statement)

 23.2      Consent of Jones, Jensen & Company

 30.1      Power of Attorney (included on the signature     --
           page of this Registration Statement)


____________________
* Incorporated by reference to the same exhibit number included with the Company's Registration Statement filed on Form SB-2, as amended (File No. 333-3282-D).